Exhibit 10.51

Trust Loan Contract

Between

Huarong International Trust Co., Ltd

And

Wuhan Kingold Jewelry Co., Ltd.

Contract No.: Huarong [2016] Trust No. 287- Loan No. 1

2016

Trust Loan Contract

Trust Loan Contract of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan (hereinafter referred to as “the Contract”)

Borrower: Wuhan Kingold Jewelry Co., Ltd. (hereinafter referred to as “Kingold Jewelry”)

Legal representative: Jia Zhihong

Residence: Te 15, Huangpu Science & Technology Garden, Jiang’an District

Contact person: Huang Yi

Contact number: 13971680308

Lender: Huarong International Trust Co., Ltd. (hereinafter referred to as “Huarong Trust”)

Legal representative: Zhou Daoxu

Residence: 12/F, tower B,Tongtail Business Center, No. 33, Jingrongdajie Road, Xicheng District, Beijing City

 Contact person: Chen Lei

Contact number: 010-57783682

The Borrower and the Lender are hereinafter called as “party” personally and “both parties” jointly.

Whereas:

Owing to demand for supplementing working capital, the Borrower applies for trust loan to The Lender. The Lender agrees to issue trust loan to the Borrower with the trust capital under the Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan.

The contract is made in line with the Contract Law and other relevant laws and regulations to specify the rights and obligations of both parties after reaching consensus through consultation.

Definitions and Interpretation

In the Contract, save where the context or text otherwise requires, the following words and expressions shall have the following meanings:

Trust Loan: refer to the loan issued to the Borrower with the trust capital under the Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan, including various loans issued one time or many times. Save it otherwise requires, “loan” in the Contract has the same meaning with trust loan.

Repayment: refer to the loan capital payment prescribed in the Contract.

Contract of Pledge: refers to the Contract of Gold Pledge of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan, with the number: huarong trust [2016] zhi [287]-1, signed by The Lender and Pledgor, and any valid modification and supplementation.

Contract of Guaranty: refers to “the Contract of Guaranty of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan, with the number: huarong trust [2016] bao [287]-1, signed by The Lender and Pledgor, and any valid modification and supplementation.

Transaction document: refers to the general term of the Contract, Financial Regulatory Agreement, and Regulatory Agreement of Pledge of Movables, Contract of Pledge and Contract of Guaranty and legal documents which prescribe the obligation or responsibility of the Borrower for performing the agreement.

Trust Contract: refers to the Trust Contract of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan signed by bailee and bailor under the trust scheme, and any valid modification and supplementation.

Specification of Trust Plan: refers to Specification of Trust Plan of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan and any valid modification and supplementation.

Letter of Statement of Subscription Risk: refer to Letter of Statement of Subscription Risk of Trust Plan of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan and any valid modification and supplementation.

Trust Document: refers to the general terms of Trust Contract, Specification of Trust Plan and Letter of Statement of Subscription Risk.

Trust Plan/Trust: refers to Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan

Date of Loan: refers to the date of establishment of the trust plan or the starting date of each allocation specified on the certificate of indebtedness of loan when making allocation for several times.

Expiration Date: refers to the date since the date of each loan with 24 months at the expiration, and the date for the confirmation of notification that the Lender announces the advanced expiration of loan.

Prepayment: the Borrower prepays all or part of loan capitals before the repayment date prescribed in the Contract.

Date of prepayment: refers to the date when the Borrower prepays all or part of loan capitals before the repayment date prescribed in the Contract.

Expiration: means that the expiring date prescribed in the Contract is due or the Lender pronounces that the loan is due in advance.

RMB Loan Account: refers to the bank account appointed by the Borrower, used for accepting the loan issued by The Lender.

Workday: refers to any day except national holiday and public holiday.

CBRC: refers to China Banking Regulatory Commission and its agencies.

Year: refers to every calendar year.

Quarter: refers to the natural quarter of calendar year, namely 1-3 as the first quarter, 4-6 as the second quarter, and 7-9 as the third quarter and 10-12 as the fourth quarter.

Month: refers to every calendar month.

RMB: lawful money of the People’s Republic of China.

Yuan: refers to monetary unit of RMB.

2. Words or abbreviation not defined in the Contract have the same definitions with relevant words or abbreviation in Trust Contract or other trust documents.

3. Titles of terms and attachment in the Contract are set solely used for the convenience of reference and are not deemed to be as the interpretation of the term or attachment.

Article 1 Loan Type

The loan under the Contract is loan of working capital.

Article 2 Currency of Loan

The currency of loan under the Contract is RMB.

Article 3 Purpose of Loan

The Borrower shall use the loan to supplement working capital. The Borrower is not allowed to change the purpose of loan without the written permission of The Lender, including but not limited to, that the Borrower is not allowed to use the loan for investment of stock, futures, financial derivative instrument, etc. or projects prohibited by any law, regulation, regulatory provision and national policy or projects without approval granted and prohibit the project and purpose of loan investment.

Article 4 Amount of Loan

The amount of loan under the Contract is One Billion Yuan (Capital), RMB 1,000, 000, 000.00 Yuan (small). The specific amount of loan shall follow the amount specified on “the certificate of indebtedness of loan”. In case trust plan is issued or the allocation is made partially, the amount of loan under the Contract shall follow the total amount of loan specified on “the certificate of indebtedness of loan”.

Article 5 Life of Loan

The estimated period of each loan under this Agreement shall start from the loan lending day (included) and end at the last day of [24] months later (excluded, hereinafter referred to as "loan maturity date"). If the loan expires at the end of the quarter (i.e., 20th (included) day to the last day (included) of the final month of the period) or the People's Republic of China (for the purposes of this Agreement, the PRC excluding the Hong Kong Special Administrative Region, MSAR and Taiwan) statutory holidays, with the borrower's written application and the lender's approval, the maturity date of the loan may be extended to one of the first 3 working days of the first month of the next quarter, or one of 3 working days after statutory holidays.

Article 6 Interest Rate and Interest of Loan

6.1 The loan interest is calculated since the date of loan.

6.2 The interest on loan under the Contract is paid for two parts.

6.2.1 For each loan, the lender will receive a special interest for a period of 2 years within 3 working days from the lending date of the loan on a basis of 1% per year. The specific interest amount charged is actual loan amount × 1% × 2. To avoid disputes, both parties confirm:

(1) The special interest received by the lender in accordance with the provisions of this clause shall not be due to the repayment of the loan prior to the expiry date of each loan according to Article 5 of this Agreement, and the borrower shall be in accordance with the agreement, except as provided for in item (2) below.

(2) In accordance with this Agreement, the borrower repays the loan if the price of the pledged gold is lower than the warning line, and the special interest charged on the prepaid principal amount (hereinafter referred to as "overpayment of interest") may be borrowed. The person shall pay off the amount due to the lender when the lender finalizes the final loan principal and interest under this contract, in respect of any overdue interest on the aforementioned prepayment in advance = ∑ This advance payment is used to repay this contract. The principal amount of the i-th loan under the item x 1% × the actual number of days from the date of repayment of the i-th loan principal (inclusive) to the ending (excluding) period of the i-th loan scheduled due date ÷ 360. Among them, i refers to each loan under this contract, which is 1, 2, 3......

6.2.2 Except for the above-mentioned one-off special loan interest, other loan interest (hereinafter referred to as “general interest”) under this Agreement will be charged on a daily basis. For each loan, the general interest is calculated based on the actual number of days between the date of the loan deduction (inclusive) and the completion of the entire principal repayment of the loan under this Agreement (excluding the actual day). The general interest receivable on a daily basis = the principal balance of the loan on that day × 6.5% ÷ 360. For each loan, the settlement date of the general interest on the loan under this Agreement is the 21st day of the end of the natural season (ie March, June, September and December) and the pen Loan due date. The Borrower shall, on each settlement date, consolidate the unpaid general interest payable on each of the loans up to and including the settlement date to the lender's designated account as stipulated in this Agreement. If part of the principal repays during the period, the general interest paid with the principal will be deducted accordingly.

Whenever the borrower repays the principal of the loan, the borrower shall settle the unpaid general interest corresponding to the principal of the loan and pay it to the lender, and the unpaid amount corresponding to the principal of the loan shall be payable. General interest is calculated until the date on which the loan principal is repaid (excluding), and the balance of the loan principal is deducted on the date of repayment of the principal of the loan.

Article 7 Issue of Loan

7.1 Unless The Lender gives up all or part of conditions, only after satisfying the following prerequisites for issuing a loan, The Lender is in duty bound to issue a loan to the Borrower.

(1) The Contract has been signed.

(2) The Borrower has submitted the completed “Certificate of Indebtedness of Loan” according to the requirement of The Lender.

(3) Trust plan has been established.

(4) Contract of Guaranty has been signed.

(5) Contract of Pledge has been signed and the gold pledge procedure has been taken.

(6) Notarial acts for compulsory execution of the Contract and the abovementioned contracts have been transacted.

(7) Safe Lease has been signed and taken effect.

(8) Retention Agreement has been signed and taken effect.

(9) Property insurance for the pledge has been obtained.

7.2 Arrangement for Issue of Loan

After satisfying the conditions for issuing a loan prescribed in the Contract, The Lender should transfer the capital of loan into the following RMB loan account opened by the Borrower:

7.3 Once the loan under the Contract is transferred from the account of The Lender, it is deemed to that The Lender has fulfilled the obligation of issuing the loan.

Article 8 Repayment of Principal with Interest

8.1 Repayment Date

the day on which the borrower repays the principal of the loan to the lender in accordance with this Agreement, that is, the day upon "6" months, "12" months, "18" months passing by after issuing the loan and the maturity date of the loan.

8.2 Repayment of principal

The loan under this Agreement is repaid on different repayment days. The repayment method is as follows:

(1)The borrower shall repay the loan principal amount of 2.5% of the loan amount on the day of 6 months from the date of each loan deduction;

(2) The borrower shall repay the loan principal of 2.5% of the loan amount on the day of 12 months from the date of each loan deduction;

(3) The borrower shall repay the loan principal amount of 2.5% of the loan amount on the day of the full 18 months from the date of issuance of each loan;

(4) The borrower shall repay the remaining loan principal of the loan on the date of expiry of each loan term.

The lender has the right to adjust the amount of the loan principal to be repaid by the borrower on the above-mentioned repayment date according to the actual situation of the trust plan, but the borrower shall be notified in writing after the date of loan deduction, and the adjusted amount shall not exceed the aforementioned amount.

8.3 The Borrower shall transfer the payment payable to the following account appointed by The Lender on the interest payment date and repayment date.

8.4 The Lender is entitled to firstly use the payment of the Borrower to pay off all expenses which should be undertaken by the Borrower but are paid by The Lender for the Borrower prescribed in the Contract and expenses for The Lender achieving creditor’s right. The payment of the Borrower is insufficient to pay off the payable amount of The Lender (including but not limited to loan principal, interest, liquidated damages, compensation for damage, expense for achieving the creditor’s right and other expenses payable) under the Contract. The Lender is entitled to decide which payment is preferentially applied to the sequence of refunding principal, interest and other expenses.

8.5 Without written consent of the Lender, the Borrower should not repay in advance.

8.6 The borrower may apply for the early repayment of all or part of the loan principal of the loan after 12 months from the date of any loan deduction (including that date), but the borrower must submit an application in writing to the lender 30 days in advance. And the written consent of the lender. If the borrower repays the loan principal in advance, the unpaid general interest payable and other payables (if any) corresponding to the principal of the prepaid loan shall be settled together.

Article 9 Measures of Guarantee and Credit Promotion

9.1 All debts under the Contract, including but not limited to all principals, interest (including compound interest and default interest), liquidated damages, compensation and other payment that the Borrower shall pay to The Lender are guaranteed by guarantor in the following manners.

(1) In accordance with Contract of Pledge numbered huarong trust [2016] zhi [287]-1, Pledgor provides pledge guarantee with the pledge it legally owns.

(2) In accordance with Contract of Guaranty of numbered huarong trust [2016] bao [287]-1, Guarantor provides guarantee warranty with joint liability.

Article 10 Rights and Obligations of Borrower

10.1 Rights of Borrower

(1) Entitled to require The Lender to issue loan according to stipulations of the Contract;

(2) Entitled to use the loan for the purpose agreed in the Contract;

(3) Entitled to require The Lender to keep the relevant financial information and commercial secrets about production and management in confidentiality, save where laws and regulations otherwise require.

10.2 Obligations of Borrower

(1) During the term of loan, it must provide balance sheet, profit and loss statement, cash flow statement and other required relevant data to The Lender, within 15 days in the end of each financial year and take responsibility of the authenticity, completeness and validity of the foregoing provided documents and data.

(2) Use the loan for the purpose agreed in the Contract and cannot forcibly occupy and misappropriate it.

(3) Actively cooperate and consciously accept the investigation and supervision of The Lender on its production and management, financial activity and loan utilization under the Contract.

(4) Pay off principal and interest of loan on schedule in accordance with stipulations of the Contract.

(5) The Borrower and its investor are not allowed to secretly withdraw funds or transfer assets or evade debts to The Lender by connected transaction.

(6) In case the Borrower makes new investment and financing, or provides warranty for others’ debt before paying off principal and interest of loan, the Borrower shall notice the Lender in written form and secure the written consent of the Lender.

(7) During the period of validity of the Contract, in case that the Borrower and Guarantor alter name, address and legal representative, they should notice the Lender in writing within seven working days days since the date of alteration. Otherwise, relevant documents sent by the Lender based on the original name, address and legal representative are deemed as delivered.

(8) In case the Guarantor under the Contract suffers production halts, discontinuation of business, cancellation of registration, cancellation of business license, bankruptcy, revocation and operating losses and partly or all loses the guarantee ability corresponding to the loan or the value of mortgage and pledge as the guarantee of loan under the Contract reduces, damaged or lost or the guarantee is not established validly, or the Guarantor is unauthorized to cancel the registration of pledge and transfer the pledge and takes other acts of disposition which impact the performance of right of pledge, the Borrower shall promptly provide the Lender other recognized guarantee. In case the Borrower fails to keep the commitment according to requirement of the Lender, the Lender is entitled to proclaim that the loan is due in advance and the Borrower shall prepay all principal and interest of the loan based on requirements of the Lender and provide indemnity to the Lender for the caused loss.

(9) During the duration of contract, in case the Borrower or its related party, dominant stockholder and guarantor has consolidation, separation, alternation of stock rights, increase and decrease of capital, joint stock, consortium, production halts, discontinuation of business, cancellation of registration, cancellation of business license, revocation and forced application for bankruptcy, foreclosure and litigation, arbitration, great dispute, serious difficulty in production and management, deterioration of financial condition, involvement in illegal fund-raising, and the legal representative or person chiefly in charge and actual controller takes illegal actions, the change of marital status, administrative penalty or criminal punishment, unfavorable change of financial condition, litigation, arbitration and great dispute and the Lender considers what may bring adverse influence on the obligation of the Borrower of repayment under the Contract, the Lender is entitled to request the Borrower to implement the settlement of debt, guarantee or other remedial measures under the Contract and the Borrower shall prepay all principal and interest of the loan based on requirements of the Lender and provide indemnity to the Lender for the caused loss. In case of the said circumstances, the Borrower shall notice the Lender in writing within two days since the date of occurrence. Otherwise, the Lender is entitled to ask the Borrower to hold responsible for breach of contract.

(10) The Borrower shall bear expenses of evaluation, registration, notarization and lawyer service related to guarantee under the Contract.

Article 11 Rights and Obligations of the Lender

11. 1 Rights of the Lender

(1) The Lender is entitled to request the Borrower to repay the principal, interest and expenses of the loan on schedule, exercise other rights agreed in the Contract and perform other obligations under the Contract.

(2) Collect loan principal, interest, overdue interest, default interest, compound interest, liquidated damages and other payable expenses in accordance with law or provisions of the Contract.

(3) The Lender is entitled to understand the production and management, financial activity, construction of project for the loan and its operation of the Borrower and request the Borrower to provide relevant information.

(4) The Lender is entitled to investigate and supervise the usage of loan.

11.2 Obligations of the Lender

(1) Issue the loan on schedule based on the Contract, save the delay due to reason of the Borrower or other reasons not concerned about the Lender.

(2) Keep the financial information provided by the Borrower and the commercial secret about production and management in confidentiality, save the laws and regulations otherwise requires.

Article 12 Management after Loan

12.1 Within period of loan, the Borrower has the obligation to coordinate with the Lender to make investigation on the usage of loan capital under the Contract, including but not limited to that the Borrower shall provide the Lender relevant contract, agreement, payment document and certificate of ownership.

12.2 The Lender is entitled to investigate the performance, credit standing and business condition of the Borrower. The Borrower has the obligation to submit relevant data based on requirements of the Lender.

Article 13 Items of Notarization

13.1 The Lender and the Borrower shall transact notarization of document of obligation which endows the Contract with compulsory execution effect after signature. The Borrower shall bear the expense arising from notarization.

13.2 The Lender and the Borrower hereby confirm that the debtor-creditor relationship in the Contract is definite, without doubts on all agreed rights and obligations for both parties. In case the Borrower fails to fulfill or inappropriately fulfills any obligation agreed in the Contract, the Borrower is willing to receive compulsory execution, without any judicial proceeding. The Lender can directly apply for compulsory execution to people’s court with right of jurisdiction in line with provisions of Civil Procedure. Meanwhile, the Borrowers waives right of defense.

13.3 The agreement on notarization of compulsory execution in the Article is prior to execution of Article, “dispute resolution” in the Contract.

Article 14 Statement and Guarantee

14.1 Statement and guarantee of the Borrower are as follows:

(1) The Borrower is a legally registered and validly existing business entity and is entitled to dispose property under its management, operate the business related to purpose of loan under the Contract and sign and fulfill the Contract.

(2) The signing of the Borrower on the Contract has achieved the approval or authorization of board of shareholders of Company or other competent authorities and external competent authorities (if necessary); all responsibilities caused by the Borrower for having no right to sign the Contract shall be undertaken by the Borrower, including but not limited to proving compensation for loss to the Lender in full amount.

(3) There is no conflict for the signing and fulfillment of the Borrower for the Contract with provisions (such as articles of association) which are binding for the Borrower and assets and other agreement (including but not limited to investment and financing abroad, warranty provided to others and/or itself).

(4) All documents and information, including but not limited to transaction contract, agreement, relevantly financial statement, contract under the performance, signed with other financing institutions and contract providing warranty to others and/or itself shall be true, correct, legal, valid and complete.

(5) When signing the Contract, no litigation, arbitration or criminal and administrative punishment which causes seriously adverse consequences on the Borrower or main property of the Borrower take place and such litigation, arbitration or criminal and administrative punishment will not take place during the execution of the Contract. If happens, the Borrower shall immediately notice the Lender based on provision of the Contract.

(6) The Borrower possesses sustainable operation ability and legal source of repayment.

(7) In case the Borrower is in default on principal and interest of the loan or any other default, the Lender is entitled to notice related department or unit and make collection by announcement via news media.

(8) The Borrower shall operate legally, with sound credit standing, without poor credit record such as credit default and evasion and rejection of bank debts.

(9) The Lender has the right to provide the loan information of the Borrower to the national financial credit information basic data center according to the credit management rules.

14. 2 Statement and guarantee of the Lender are as follows:

(1) The Lender is a legal trust company approved by China Banking Regulatory Commission and approved business contains the fiduciary activities including events involved in the Contract. The Lender has full capacity for civil conduct as the non-bank financial institution in China.

(2) The Lender issues trust loan to the Borrower with the trust capital under the trust plan and Huarong Trust has legal right of disposition of trust property.

Article 15 Responsibility of Default

15.1 Any party shall take the responsibility of default by law if not performing or incompletely performing the obligations agreed in the Contract.

15.2 If the borrower fails to repay the principal or interest of any loan under the contract according to the agreement, the lender shall have the right to charge the borrower’s overdue principal at the rate of 150% of the daily interest rate of the loan on a daily Interest paid is calculated on a daily basis at 150% of the daily interest rate on the loan (to avoid disputes, the daily interest rate for loans is uniformly priced at 7.5%÷360, the same below). At the same time, the lender has the right to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the penalty of 20% of the principal balance of the loan at that time.

15.3 If the borrower fails to use the loan for the purposes agreed in this contract, the lender has the right to use the loan for breach of contract by the borrower according to the number of days in breach of the contract, and collects interest on a daily basis at 200% of the daily interest rate of the loan (to avoid any controversy, the loan date of the interest rate is uniformly priced at 7.5% (360%). At the same time, the lender is entitled to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the default penalty of 20% of the principal balance of the loan at that time.

15.4 In case of the following behaviors, the Lender is entitled to announce the acceleration of maturity of loan, stop issuing the funds which have not been withdrew by the Borrower and withdraw all loans in advance. The Borrower shall pay all payable but unpaid principal, interest and expenses under the Contract by the date determined in notice of the acceleration of maturity. The Borrower shall amend and take remedial measures satisfied to the Lender within 5 days after receiving the notice of the Lender.

(1) Provide the Lender with false or subreptitious balance sheet, profit and loss statement and other financial information, contract and agreement related to the transaction, etc.

(2) Violate this Contract by not notifying the Lender under the circumstances that it should notify the Lender, or not adopting payment, guarantee or other remedial measures under this Contract;

(3) In case of the following situations that the Lender holds it may endanger the safety of creditor’s right under the Contract: the Borrower fails to fulfill other matured debts (including the matured debts to the Lender or the third party), assign property with low price and without reward, abate debts of the third party, negligent in exercising creditor’s rights or other rights or proving warranty for the third party;

(4) The important part of or all properties are occupied by other creditor or taken over by the assigned consignee, recipient or similar personnel or the properties are distrained or frozen, which may cause loss to the Lender;

(5) In case of alteration on matters of industrial and commercial registration such as corporate shareholder, residence, contact address, business scope and legal representative or significant investment abroad that may affect or threaten the achievement of creditor’s right of the Lender;

(6) Involved in significant economic dispute or deterioration of financial conditions which may affect or threaten the achievement of creditor’s right of the Lender;

(7) Warranty has not been established validly or cancelled arbitrarily, or the value of guarantees and pledge used for warranty has been or may be reduced, or warrantor may lose qualification or ability of warranty.

(8) During the life of loan set forth in the Contract, the Borrower defaults to any creditor;

(9) Any precondition for issuing a loan agreed in the Contract has not been satisfied continuously.

(10) Any behavior or situation which may threaten the achievement of creditor’s right of the Lender or cause loss.

15.5 In case the Borrower, guarantor or the opposite side of transaction document violates the agreement of transaction document, the Lender is entitled to pronounce the acceleration of maturity of the loan, stop issuing the funds which have not been withdrew by the Borrower and withdraw all loans in advance. The Borrower shall pay all payable but unpaid principal, interest and expenses under the Contract by the date determined in notice of the acceleration of maturity.

15.6 In case two and above matters of default take place simultaneously; the foregoing funds can be applied repeatedly.

Article 16 Validation, Alteration and Termination of Contract

16.1 The Contract shall take effect since the date when the legal representatives or authorized representatives of both the Lender and the Borrower sign or seal and stamp the official seal of unit or special seal for contract and terminate since the date when all loan principal, interest, compound interest, default interest, liquidated damages and all payable expenses are paid off.

16.2 The Lender can transfer all or part of creditor’s right of loan under the Contract to the third party after the validation of the Contract. But the Borrower is not allowed to transfer its rights and obligations under the Contract to the third party without permission of the Lender.

Article 17 Ways of Dispute Resolution

17.1 Both parties shall solve disputes arising from the process of contract performance by friendly negotiation. In case no settlement can be reached through negotiation, the parties can prosecute to people’s court with right of jurisdiction in the domicile of the Lender or apply for compulsory execution to people’s court with right of jurisdiction.

17.2 During negotiation and litigation and the Borrower is applied to execute, for other terms without disputes under the Contract, the Lender and the Borrower shall still execute.

17.3 Any dispute arising from the signing and performance of the Contract and interpretation of terms under the Contract are subject to laws and regulations of People’s Republic of China (for the purpose of the Contract, not including laws and regulations of Hong Kong, Macao Special Administrative Region and Taiwan) and interpreted by these.

Article 18 Notification and Delivery

18.1 All notifications of both parties are in written form and can be delivered by personal service, registered letter service and express mail service. The fax can be auxiliary mode of service but shall be made supplementary service in the foregoing stipulated manner.

18.2 Save the Contract otherwise requires, notification is deemed to be delivered to notified party on the following date.

(1) Personal service: date stated in the signature form of notified party received by notifying party.

(2) Registered letter service: the seventh day after the date when sending the receipt of registered letter at home possessed by notifying party

(3) Express mail service: the third day after postmark date after sending the delivery certificate possessed by notifying party

(4) Fax: the first workday after receiving the confirmation of successful delivery

18.3 Both parties agree that their contact and communication method follow the information written at head of the body of this contract

18.4 During the life of loan, in case the contact address or contact information of one party changes, it shall notice the other party within seven workdays since the date of change in writing. If failing to immediately notice the other party in case of any change, the notification sent by one party to the other is deemed to be delivered.

Article19 Confidentiality

19.1 Both parties take the confidentiality obligation for the Contract and events related to the Contract. One party is not allowed to disclose any event related to the Contract to the third party without the written permission of the other party, save the following situations.

(1) The Lender fulfills the obligation of information disclosure stipulated by laws and regulations or trust document and discloses to trustor and beneficiary.

(2) Disclose to staff such as auditor and lawyer entrusted in business, with the premise that the staff must take confidentiality obligation for information related to the Contract perceived from their work;

(3) Such information and document may be obtained through public approach or the disclosure of such information is the requirement of laws and regulations;

(4) Disclosure related to the Contract made to court or based on requirement of disclosure procedure or similar procedure before litigation or adopted legal procedure;

(5) Disclosure made by the Lender to the financial regulatory institution in accordance with the requirements of financial regulatory institution.

19.2 In any case, the confidentiality obligation stipulated in this section shall be permanently and continuously valid.

Article 20 Force Majeure

20.1 Force majeure in the Contract refers to any unforeseeable, unavoidable and insuperable objective circumstances, including but not limited to flood, earthquake and other natural disasters, war, epidemic situation, disturbance, strike and act of government, etc.

20.2 In case one party of the Contract fails to completely or partly fulfill the Contract due to force majeure, it shall notice the other party in writing within 5 days since the occurrence of force majeure and provide the detailed information of events and documentary evidence that relevant competent authority and functional department prove that the Contract cannot be fulfilled completely or partly within 15 days.

20.3 Any party shall not take responsibility of default in case it fails to completely or partly fulfill the Contract due to force majeure but it shall take all necessary and appropriate actions to minimize the losses caused to the other party.

 Article 20. Relevant Bank Accounts

20.1 The account of borrower under this contract:

Account name: Wuhan Kingold Jewelry Co., Ltd

Account number:

Opening Bank:

20.2 The account of lender under this contract

Account name: Huarong International Trust Co., Ltd

Account number:

Opening bank:

The Borrower has read all terms of the Contract. At the request of the Borrower, the Lender has made corresponding stipulation about the Contract. The Borrower has completely understood the meaning of contract terms and corresponding legal consequence. The Borrower is entitled to sign the Contract.

(There is no body in the following)

[This page is the signature page of the Trust Contract of Huarong·Wuhan Kingold Trust Assembled Fund Trust Plan, with the number: Huarong [2016] Trust No. 287- Loan No. 1, no body.]

The Borrower: Wuhan Kingold Jewelry Co., Ltd. (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

The Lender: Huarong International Trust Co., Ltd (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

Date of signature: March 3, 2017

Address of signature: Xicheng District, Beijing City

Huarong International Trust Co., LTD.

and

Wuhan Kingold Jewelry Co., Ltd.

Trust Loan Agreement Signed between

Supplementary Contract of

Contract No.: Huarong [2016] Trust No. 287- Loan No. 1- Supplement No. 1

1

Borrower: Wuhan Kingold Jewelry Co., Ltd. (hereinafter referred to as “Kingold Jewelry”)

Legal representative: Jia Zhihong

Residence: Te 15, Huangpu Science & Technology Garden, Jiang’an District

Contact person: Huang Yi

Contact number: 13971680308

Lender: Huarong International Trust Co., Ltd. (hereinafter referred to as “Huarong Trust”)

Legal representative: Zhou Daoxu

Residence: 12/F, tower B,Tongtail Business Center, No. 33, Jingrongdajie Road, Xicheng District, Beijing City

Contact person: Chen Lei

Contact number: 010-57783682

Whereas,

1.  the borrower and the lender signed Trust Loan Agreement (hereinafter referred to as "the Original Contract") filed as Huarong [2016] Trust No. 287- Loan No. 1 to stipulate loan issuing from the borrower to the lender and principal and interest repayment etc. relevant matters.

2.  As at the day of the signing of this supplementary contract, the lender has not yet made payment to the borrower.

Based on friendly consultations, the two parties amended items including the loan interest, loan period and other matters under the Agreement, and jointly entered into this supplementary contract which shall be jointly observed.

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I. Modify the contents of article 5 of the Original Agreement

As specified in the Article 5 of the Agreement:

5 Life of loan: the estimated period of each loan under this Agreement shall start from the loan lending day (included) and end at the last day of [24] months later (excluded, hereinafter referred to as "loan maturity date"). If the loan expires at the end of the quarter (i.e., 20th (included) day to the last day (included) of the final month of the period) or the People's Republic of China (for the purposes of this Agreement, the PRC excluding the Hong Kong Special Administrative Region, MSAR and Taiwan) statutory holidays, with the borrower's written application and the lender's approval, the maturity date of the loan may be extended to one of the first 3 working days of the first month of the next quarter, or one of 3 working days after statutory holidays.

Now Article 5 of the Original Agreement is modified as follows:

5 Term of loan: the estimated period of each loan under this Agreement shall start from the loan lending day (included) and end at the last day of [12] months later (excluded, hereinafter referred to as "loan maturity date"). If the loan expires at the end of the quarter (i.e., 20th (included) day to the last day (included) of the final month of the period) or the People's Republic of China (for the purposes of this Agreement, the PRC excluding the Hong Kong Special Administrative Region, MSAR and Taiwan) statutory holidays, with the borrower's written application and the lender's approval, the maturity date of the loan may be extended to one of the first 3 working days of the first month of the next quarter, or one of 3 working days after statutory holidays.

II. Modify the contents of article 8.1 of the Original Agreement

As specified in Article 8.1 of the Original Agreement:

8.1  Repayment Date: the day on which the borrower repays the principal of the loan to the lender in accordance with this Agreement, that is, the day upon "6" months, "12" months, "18" months passing by after issuing the loan and the maturity date of the loan.

Now Article 8.1 of the Original Agreement is modified as follows:

8.1  Repayment Date: the day on which the borrower repays the principal of the loan to the lender in accordance with this Agreement, that is, the day upon "6" months passing by after issuing the loan and the maturity date of the loan.

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III. Modify the content of article 6.2.1 of the Original Agreement

As specified in Article 6.2.1 of the Original Agreement:

6.2.1  For each loan, the lender will receive a special interest for a period of 2 years within 3 working days from the lending date of the loan on a basis of 1% per year. The specific interest amount charged is actual loan amount × 1% × 2. To avoid disputes, both parties confirm:

(1) The special interest received by the lender in accordance with the provisions of this clause shall not be due to the repayment of the loan prior to the expiry date of each loan according to Article 5 of this Agreement, and the borrower shall be in accordance with the agreement, except as provided for in item (2) below.

(2) In accordance with this Agreement, the borrower repays the loan if the price of the pledged gold is lower than the warning line, and the special interest charged on the prepaid principal amount (hereinafter referred to as "overpayment of interest") may be borrowed. The person shall pay off the amount due to the lender when the lender finalizes the final loan principal and interest under this contract, in respect of any overdue interest on the aforementioned prepayment in advance = ∑ This advance payment is used to repay this contract. The principal amount of the i-th loan under the item x 1% × the actual number of days from the date of repayment of the i-th loan principal (inclusive) to the ending (excluding) period of the i-th loan scheduled due date ÷ 360. Among them, i refers to each loan under this contract, which is 1, 2, 3......

Now Article 6.2.1 of the Original Agreement is modified as follows:

6.2.1 For each loan, the lender will receive a special interest for a period of 1 year within 3 working days from the lending date of the loan on a basis of 1.5% per year. The specific interest amount charged is actual loan amount × 1.5%. To avoid disputes, both parties confirm:

(1) The special interest received by the lender in accordance with the provisions of this clause shall not be due to the repayment of the loan prior to the expiry date of each loan according to Article 5 of this Agreement, and the borrower shall be in accordance with the agreement, except as provided for in item (2) below.

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(2) In accordance with this Agreement, the borrower repays the loan if the price of the pledged gold is lower than the warning line, and the special interest charged on the prepaid principal amount (hereinafter referred to as "overpayment of interest") may be borrowed. The person shall pay off the amount due to the lender when the lender finalizes the final loan principal and interest under this contract, in respect of any overdue interest on the aforementioned prepayment in advance = ∑ This advance payment is used to repay this contract. The principal amount of the i-th loan under the item x 1.5% × the actual number of days from the date of repayment of the i-th loan principal (inclusive) to the ending (excluding) period of the i-th loan scheduled due date ÷ 360. Among them, i refers to each loan under this contract, which is 1, 2, 3......

IV. Content of article 6.2.2 of the Original Agreement is modified

As specified in Article 6.2.2 of the Original Agreement:

6.2.2 Except for the above-mentioned one-off special loan interest, other loan interest (hereinafter referred to as “general interest”) under this Agreement will be charged on a daily basis. For each loan, the general interest is calculated based on the actual number of days between the date of the loan deduction (inclusive) and the completion of the entire principal repayment of the loan under this Agreement (excluding the actual day). The general interest receivable on a daily basis = the principal balance of the loan on that day × 6.5% ÷ 360. For each loan, the settlement date of the general interest on the loan under this Agreement is the 21st day of the end of the natural season (ie March, June, September and December) and the pen Loan due date. The Borrower shall, on each settlement date, consolidate the unpaid general interest payable on each of the loans up to and including the settlement date to the lender's designated account as stipulated in this Agreement. If part of the principal repays during the period, the general interest paid with the principal will be deducted accordingly.

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Whenever the borrower repays the principal of the loan, the borrower shall settle the unpaid general interest corresponding to the principal of the loan and pay it to the lender, and the unpaid amount corresponding to the principal of the loan shall be payable. General interest is calculated until the date on which the loan principal is repaid (excluding), and the balance of the loan principal is deducted on the date of repayment of the principal of the loan.

Now Article 6.2.2 of the Original Agreement is modified as follows:

6.2.2 Except for the above-mentioned one-off special loan interest, other loan interest (hereinafter referred to as “general interest”) under this Agreement will be charged on a daily basis. For each loan, the general interest is based on the actual number of days from the date of the loan deduction (inclusive) to the date of the completion of the entire principal repayment of the loan under this Agreement (excluding the day). The general interest accrued on a daily basis = the principal balance of the loan on that day × 7% ÷ 360. For each loan, the settlement date of the general interest on the loan under this Agreement is the 21st day of the end of the natural season (ie March, June, September and December) and the pen Loan due date. The Borrower shall, on each settlement date, consolidate the unpaid general interest payable on each of the loans up to and including the settlement date to the lender's designated account as stipulated in this Agreement. If part of the principal repays during the period, the general interest paid with the principal will be deducted accordingly.

Whenever the borrower repays the principal of the loan, the borrower shall settle the unpaid general interest corresponding to the principal of the loan and pay it to the lender, and the unpaid amount corresponding to the principal of the loan shall be payable. General interest is calculated until the date on which the loan principal is repaid (excluding), and the balance of the loan principal is deducted on the date of repayment of the principal of the loan.

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V. Content of Article 8.2 of the Original Agreement is modified

As specified in Article 8.2 of the Original Agreement:

8.2 Repayment of principal

The loan under this Agreement is repaid on different repayment days. The repayment method is as follows:

(1)The borrower shall repay the loan principal amount of 2.5% of the loan amount on the day of 6 months from the date of each loan deduction;

(2) The borrower shall repay the loan principal of 2.5% of the loan amount on the day of 12 months from the date of each loan deduction;

(3) The borrower shall repay the loan principal amount of 2.5% of the loan amount on the day of the full 18 months from the date of issuance of each loan;

(4) The borrower shall repay the remaining loan principal of the loan on the date of expiry of each loan term.

The lender has the right to adjust the amount of the loan principal to be repaid by the borrower on the above-mentioned repayment date according to the actual situation of the trust plan, but the borrower shall be notified in writing after the date of loan deduction, and the adjusted amount shall not exceed the aforementioned amount.

Now Article 8.2 of the Original Agreement is modified as follows:

8.2 Repayment of principal

The loan under this Agreement is repaid on different repayment days. The repayment method is as follows:

(1)The borrower shall repay the loan principal amount of 2.5% of the loan amount on the day of 6 months from the date of each loan deduction;

(2) The borrower shall repay the remaining principal of the loan on the day of maturity of each loan period.

The lender has the right to adjust the amount of the loan principal to be repaid by the borrower on the above-mentioned repayment date according to the actual situation of the trust plan, but the borrower shall be notified in writing after the date of loan deduction, and the adjusted amount shall not exceed the aforementioned amount.

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VI. Content of Article 8.6 of the Original Agreement is modified

As specified in Article 8.6 of the Original Agreement:

8.6 The borrower may apply for the early repayment of all or part of the loan principal of the loan after 12 months from the date of any loan deduction (including that date), but the borrower must submit an application in writing to the lender 30 days in advance. And the written consent of the lender. If the borrower repays the loan principal in advance, the unpaid general interest payable and other payables (if any) corresponding to the principal of the prepaid loan shall be settled together.

Now Article 8.6 of the Original Agreement is modified as follows:

8.6 The borrower may apply for the early repayment of all or part of the loan principal of the loan after 6 months from the date of any loan deduction (including that date), but the borrower must submit an application in writing to the lender 90 days in advance. And the written consent of the lender. If the borrower repays the loan principal in advance, the unpaid general interest payable and other payables (if any) corresponding to the principal of the prepaid loan shall be settled together.

VII. Article 15.2 of the Original Agreement is modified

As specified in Article 15.2 of the Original Agreement:

15.2 If the borrower fails to repay the principal or interest of any loan under the contract according to the agreement, the lender shall have the right to charge the borrower’s overdue principal at the rate of 150% of the daily interest rate of the loan on a daily Interest paid is calculated on a daily basis at 150% of the daily interest rate on the loan (to avoid disputes, the daily interest rate for loans is uniformly priced at 7.5%÷360, the same below). At the same time, the lender has the right to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the penalty of 20% of the principal balance of the loan at that time.

Now Article 15.2 of the Original Agreement is modified as follows:

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15.2 If the borrower fails to repay the principal or interest of any loan under the contract according to the Agreement, the lender has the right to charge the borrower’s overdue loan principal at a rate of 150% of the daily interest rate of the loan on a daily basis and collect interest on the unpaid interest at the rate of 150% of the daily interest rate on a daily basis. (To avoid controversy, the daily interest rate is unified according to 8.5% ÷360, the same below). At the same time, the lender has the right to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the penalty of 20% of the principal balance of the loan at that time.

VIII. Article 15.3 of the Original Agreement is modified

As specified in Article 15.3 of the Original Agreement:

15.3 If the borrower fails to use the loan for the purposes agreed in this contract, the lender has the right to use the loan for breach of contract by the borrower according to the number of days in breach of the contract, and collects interest on a daily basis at 200% of the daily interest rate of the loan (to avoid any controversy, the loan date of the interest rate is uniformly priced at 7.5% (360%). At the same time, the lender is entitled to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the default penalty of 20% of the principal balance of the loan at that time.

Now Article 15.3 of the Original Agreement is modified as follows:

15.3 If the borrower fails to use the loan for the purposes agreed in this contract, the lender has the right to use the loan for breach of contract by the borrower according to the number of days in breach of the contract, and collects interest on a daily basis at 200% of the daily interest rate of the loan (to avoid disputes, the loan date of the interest rate is uniformly based on 8.5% (360). At the same time, the lender has the right to expedite some or all of the trust loans due under this contract, and the lender may request the borrower to pay the default penalty of 20% of the principal balance of the loan at that time.

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IX. Mandatory enforcement of notarization

9.1 The borrower and the lender jointly confirm that they have fully understood the meaning, content, procedures, and effectiveness of the mandatory notarization according to relevant laws and regulations. After careful consideration, it was decided that the borrower and lender would voluntarily apply to the Beijing Fangyuan Notary Office for the notarization of this supplementary contract and the supplemental contract for each guarantee contract on the date of the signing of this supplementary contract, and shall be given enforcement effect. The notary fees paid for the enforcement of the notarization shall be borne by the lender.

9.2 The Borrower guarantees that if there is a change in the address, contact information, etc., the notice of change shall be delivered to the lender and the notary office from the date of occurrence of the above-mentioned change within three working days and shall obtain the return receipt. Otherwise, when the lender needs to deliver the relevant documents due to business needs according to the contact information of the parties as stipulated in the original contract, regardless of whether the borrower has received it, the lender has been deemed to have performed the delivery responsibility within three working days from the date of issue. In this case, the Borrower is willing to waive its right of defense against the Lender's obligation of notification.

9.3 The borrower and the lender have no objection to the obligations stipulated in this Supplemental Contract, and all parties jointly confirm that if the borrower fails to perform or does not fully perform the obligations under this Supplemental Contract, the lender is entitled to issue a notice to the borrower requesting the performance of the debt. If the corresponding obligation is still not fulfilled within 7 working days from the date of the issuance of the notice, the lender may apply directly to the notary office for enforcement of the certificate and apply to the competent people's court for enforcement without going through the proceedings. The borrower will voluntarily accept mandatory enforcement and waive the right of defense against the lender's direct application for enforcement.

9.4 The matters not covered in this supplemental contract, such as the documents to be submitted during the notarization process and the formalities for handling the application, shall be handled in accordance with the rules and procedures applicable to the notarial office.

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9.5 The lender has the right to choose whether to prioritize the application of a mandatory notarization agreement or prioritize the application of the original contract dispute resolution provisions.

X Others

1、This Supplemental Contract shall become effective on the date on which the legal representatives or authorized representatives of both parties have signed (or stamped) and affixed the official seal of each party (or the special seal of the contract).

2、This supplementary contract is an integral part of the Agreement and has the same legal effect as the original contract. If the provisions of this Supplemental Contract are inconsistent with the Agreement in respect of the same matter, the provisions of this Supplementary Contract shall prevail. The matters not covered in this Supplemental Contract shall still be subject to the Agreement.

3、This supplemental contract is made in six copies, each party holding two copies, and the rest are used for notarization, registration, etc. (if necessary). Each copy has the same legal effect.

(No text below)

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(This page is the signing page of "Supplementary Contract of Trust Loan Agreement" of Huarong [2016] Trust No. 287 - Loan No. 1 - Supplement No. 1.)

The Borrower: Wuhan Kingold Jewelry Co., Ltd. (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

The Lender: Huarong International Trust Co., Ltd (official seal or special seal for contract)

Legal representative or authorized representative (sign or seal)

Date of signature: July 27, 2017

Address of signature: Xicheng District, Beijing City

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